Exhibit 10.1

WARRANT AMENDMENT AND EXCHANGE AGREEMENT

THIS WARRANT AMENDMENT AND EXCHANGE AGREEMENT (this “Agreement”), dated as of February 20, 2020, is by and between iBio, Inc., a Delaware corporation (the “Company”), and the holder named on the signature page hereto (the “Holder”) of certain Series A Warrants and Series B Warrants (together, the “Original Warrants”) to purchase shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), at an exercise price of $0.22 per share, issued by the Company on October 29, 2019.

WHEREAS, the Holder’s Original Warrants are exercisable into shares of Common Stock as set forth on the Holder’s signature page hereto (the “Warrant Shares”), which Warrant Shares are registered pursuant to a registration statement on Form S-1 (File No. 333-233504) which became effective on October 24, 2019 and remains effective as of the date of this Agreement (the “Registration Statement”);

WHEREAS, the Company and the Holder desire to exchange (the “Exchange”) such portion of the Original Warrants (without payment of the exercise price therefor) to purchase a number of shares of Common Stock as set forth under “Exchanged Warrants” on the signature page hereto (the “Exchanged Warrants”) for: (i) shares of Common Stock (the “Exchange Shares”) at a ratio of one (1) share of Common Stock for each Exchanged Warrant (including such underlying Common Stock that would have been issuable upon exercise of such Exchanged Warrant) under the terms of this Agreement, and (ii) a promissory note in the form attached hereto as Exhibit A (the “Note” and together with the Exchange Shares, the “Exchange Securities”);

WHEREAS, the Company and the Holder desire to amend and restate all Series A Warrants that are not Exchanged Warrants (the “Remaining Series A Original Warrants”) in the form attached hereto as Exhibit B (the “Series A Warrant Amendment”) and to amend and restate all Series B Warrants that are not Exchanged Warrants (the “Remaining Series B Original Warrants”) in the form attached hereto as Exhibit C (the “Series B Warrant Amendment”, and each of the Series A Warrant Amendment and the Series B Warrant Amendment a “Warrant Amendment” and together the “Warrant Amendments”);

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Holder and the Company agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Capitalized terms not defined in this Agreement shall have the meanings ascribed to such terms in the Original Warrants.

ARTICLE II

EXCHANGE

Section 2.1 Exchange of Exchanged Warrants.

(a)          The Holder hereby agrees to surrender the Exchanged Warrants to the Company in exchange for which the Company agrees to issue the Exchange Securities to the Holder.

(b)          No later than the 2nd Trading Day following the execution and delivery of this Agreement by the Company and the Holder, the closing of the Exchange shall occur at the offices of A.G.P./Alliance Global Partners Corp or such other location as the parties shall mutually agree in writing. No later than two (2) Trading Days following the execution and delivery of this Agreement by the Holder and the Company, the Company shall deliver the Exchange Shares to the Holder via the DWAC pursuant to instructions set forth on the Holder’s signature page hereto and the Company shall issue the Note and deliver the Note to the Holder at the address set forth on the signature page hereto. The date of the closing of the Exchange shall be referred to as the “Closing Date”.

(c)          Effective upon the execution and delivery of this Agreement by the Company and the Holder, all Remaining Series A Original Warrants shall be amended and restated as set forth in the Series A Warrant Amendment and all Remaining Series B Original Warrants shall be amended and restated as set forth the Series B Warrant Amendment

Section 2.2 Issuance of Press Release. Prior to 9:30 a.m. (New York City time) on the next Trading Day immediately after the date hereof, the Company shall issue a press release or file a Current Report on Form 8-K (the “Form 8-K”) disclosing the material terms of the transactions contemplated hereby. From and after the issuance of the press release or filing of the Form 8-K, the Company represents to the Holder that it shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents that is not disclosed in the press release or Form 8-K. In addition, effective upon the issuance of the press release or filing of the Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, shall terminate.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Company. The Company hereby makes the representations and warranties set forth below to the Holder that as of the date of its execution of this Agreement:

(a) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Company and no further action is required by such Company, its board of directors or its shareholders in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Organization. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware.

(c) Registration Statement. The shares of Common Stock issuable upon exercise of the Remaining Warrants (the “Remaining Warrant Shares”) are registered under the Registration Statement, which Registration Statement remains effective and available for the sale of Remaining Warrant Shares by the Holder. Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of the Registration Statement or the Prospectus thereunder or has instituted or, to the Company’s knowledge, threatened to institute, any proceedings with respect to such an order. Furthermore, the Company knows of no reason or reasons why such Registration Statement shall not remain available for the resale of such Remaining Warrant Shares for the foreseeable future. The Company shall use commercially reasonable efforts to keep the Registration Statement effective and available for use by the Holder until all Remaining Warrant Shares are issued to the Holder and shall make any and all filings required for such purpose.

(d) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company's ability to perform in any material respect on a timely basis its obligations under this Agreement.

(e) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, the Company confirms that neither it nor any other Person acting on its behalf has provided the Holder or any of its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Holder will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Holder regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including but not limited to the disclosure set forth in the SEC Reports, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As used herein, “SEC Reports” means all reports, schedules, forms, statements and other documents required to be filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein.

(f) Issuance of Exchange Securities. The issuance of the Exchange Securities is duly authorized and, upon issuance in accordance with the terms of this Agreement, the Exchange Securities shall be validly issued and free from all preemptive or similar rights (except for those which have been validly waived prior to the date hereof), taxes, liens and charges and other encumbrances with respect to the issue thereof. Assuming the accuracy of each of the representations and warranties set forth in Section 3.2 of this Agreement, the offer and issuance by the Company of the Exchange Securities is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

(g) No General Solicitation. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Exchange Securities.

(h) Stock Exchange Listing. Except as disclosed in the Current Report on Form 8-K filed with the SEC on January 10, 2020, to the Company’s knowledge, it is in compliance with all applicable listing requirements of the NYSE American LLC (“NYSE American”). The Company has submitted the Listing of Additional Shares Notification Form with the Exchange with respect to the transactions contemplated hereby.

(i) Cancellation and Retirement of Original Warrants. The Company will promptly cancel and retire all Original Warrants exchanged for the Exchange Securities.

Section 3.2 Representations and Warranties of the Holder. The Holder hereby makes the representations and warranties set forth below to the Company that as of the date of its execution of this Agreement:

(a) Due Authorization. The Holder represents and warrants that (i) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on its behalf and (ii) this Agreement has been duly executed and delivered by the Holder and constitutes the valid and binding obligation of the Holder, enforceable against it in accordance with its terms.

(b) No Conflicts. The execution, delivery and performance of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Holder’s organizational or charter documents, or (ii) conflict with or result in a violation of any agreement, law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority which would interfere with the ability of the Holder to perform its obligations under this Agreement.

(c) Access to Information. The Holder acknowledges that it has had the opportunity to review this Agreement and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the Exchange and issuance of the Exchange Securities and the merits and risks of investing in the Exchange Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. The Holder acknowledges and agrees that neither A.G.P./Alliance Global Partners Corp (“AGP”) and ROTH Capital Partners, LLC (each a “Placement Agent,” in the aggregate, the “Placement Agents”), nor any Affiliate of the Placement Agents has provided the Holder with any information or advice with respect to the Original Warrants or the Exchange Securities nor is such information or advice necessary or desired. None of the Placement Agents nor any Affiliate of the Placement Agent has made or makes any representation as to the Company or the quality of the Original Warrants or the Exchange Securities, and the Placement Agents and any Affiliate of the Placement Agents may have acquired non-public information with respect to the Company which the Holder agrees need not be provided to it. In connection with the issuance of the Exchange Securities to the Holder, neither the Placement Agents nor any of their Affiliates has acted as a financial advisor or fiduciary to the Holder.

(d) Holder Status. The Holder is an “accredited investor” as defined in Rule 501 under the Securities Act.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Favorable Agreement. The Company hereby represents and warrants as of the date hereof and covenants and agrees that none of the terms offered to any holder (each such holder, an “Other Holder”) under any other agreement executed with the Company contemporaneously herewith regarding the exchange of such Other Holder’s Original Warrants (or any settlement, release, amendment, modification or waiver thereof) (each a “Settlement Document”), is or will be more favorable to such Other Holder than those provided to the Holder hereunder or pursuant to this Agreement and the Exchange Securities, as applicable. If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Holder immediately following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this Section 4.1 shall apply similarly and equally to each Settlement Document.

Section 4.2 Other Warrant Exchange Agreement. The Company acknowledges and agrees that the obligations of the Holder under this Agreement are several and not joint with the obligations of any Other Holder under any other agreement related to the exchange of such Original Warrants (“Other Warrant Exchange Agreements”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder or under any such Other Warrant Exchange Agreements. Nothing contained in this Agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and the Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Warrant Exchange Agreement. The Company and the Holder confirms that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce their rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

Section 4.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be made by email to the email address of Holders set forth on Holders’ signature page.

Section 4.4 Survival. All warranties and representations (as of the date such warranties and representations were made) made herein or in any certificate or other instrument delivered by any party hereto or on its behalf under this Agreement shall be considered to have been relied upon by the parties hereto and shall survive the issuance of the Exchange Securities. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties; provided, however, that no party may assign this Agreement or the obligations and rights of such party hereunder without the prior written consent of the other parties hereto.

Section 4.5 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

Section 4.6 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Section 4.7 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined pursuant to the Governing Law provision in Section 11 of the Original Warrants.

Section 4.8 Entire Agreement. The Agreement, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Section 4.9 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 4.10 Fees and Expenses. Except as otherwise set forth in this Section 4.10, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Exchange Securities. Notwithstanding the foregoing, if the Company or any Holder shall commence an action or proceeding to enforce any provisions of this Agreement or the Exchange Securities, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

Section 4.11 Holding Period. For the purposes of Rule 144 of the Securities Act, the Company acknowledges that (i) the holding period of the Exchange Securities may be tacked onto the holding period of the Exchanged Warrants, (ii) the holding period of the Series A Warrants (and, assuming a cashless exercise of the Series A Warrants, the shares of Common Stock then issuable upon exercise thereof) commenced on the date of original issuance of the Series A Warrants, after giving effect to the Series A Warrant Amendment, commenced on the date of original issuance of the Series A Warrants and (iii) the holding period of the Series B Warrants (and, assuming a cashless exercise of the Series B Warrants, the shares of Common Stock then issuable upon exercise thereof) commenced on the date of original issuance of the Series B Warrants, after giving effect to the Series B Warrant Amendment, commenced on the date of original issuance of the Series B Warrants, and, in each case, the Company agrees not to take a position contrary to this Section 4.11.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Warrant Amendment and Exchange Agreement as of the date first written above.

COMPANY:

iBio, Inc.

By:	/s/ Robert B. Kay
Name: Robert B. Kay
Title: Executive Chairman and CEO

HOLDER SIGNATURE PAGES TO IBIO, INC.

WARRANT AMENDMENT AND EXCHANGE AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Warrant Amendment and Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder:

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Holder:

Original Warrants

Original Series A Warrants: _____________________________________________________________

Original Series B Warrants: _____________________________________________________________

Exchanged Warrants

Number of Original Series A Warrants to be Exchanged: ______________________________________

Number of Original Series B Warrants to be Exchanged: ______________________________________

Remaining Warrants

Series A Remaining Warrants: ___________________________________________________________

Series B Remaining Warrants: ____________________________________________________________

Delivery Instructions

DWAC Instructions for Exchange Shares:___________________________________________________

Delivery address of Note:

Exhibit A

Promissory Note

(see attached)